UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 26, 2010, the Board of Directors of Medivation, Inc. (the “Company”) approved a plan of termination that resulted in a reduction in its workforce of 23 people, or approximately 20%. The Company notified employees affected by the workforce reduction on March 29, 2010. The reduction was effective immediately upon such notification. Affected employees are eligible to receive severance payments and payment by the Company of each affected employee’s COBRA premiums for up to six months. The Company will also provide outplacement assistance. The Company is undertaking this workforce reduction to reduce its operating costs and focus its resources on prioritized dimebon trials and the continued development of MDV3100.

The Company expects to record a one-time charge of approximately $0.9 million in the first quarter of 2010 related to one-time termination benefits, all of which is expected to reflect cash expenditures associated with severance pay and the payment of COBRA premiums. The estimate of cash expenditures that the Company expects to incur and the one-time charge related thereto in connection with the workforce reduction is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

Item 8.01.	Other Events.

On March 29, 2010, the Company announced that as part of the workforce reduction reported under Item 2.05 hereof, two members of the Company’s management team, Karen Reeves, M.D., senior vice president, clinical development and Lisa Taylor, vice president, commercial development, will be leaving the Company. The Company also announced that it has stopped its nationwide search for a new chief financial officer. Patrick Machado will continue in the role of the Company’s chief financial officer (and as the Company’s principal financial and accounting officer), in addition to his current position as chief business officer.

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to the estimated cash expenditures associated with one-time termination benefits, the expected one-time charge related thereto, and the Company’s plan to focus its resources on prioritized dimebon trials and the continued development of MDV3100. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the impact of the workforce reduction on the Company’s business and unanticipated charges not currently contemplated that may occur as a result of, or associated with, the workforce reduction, risks related to progress, timing and results of the Company’s clinical trials, including the risk that adverse clinical trial results could alone or together with other factors result in the delay or discontinuation of some or all of the Company’s dimebon and MDV3100 development activities, risks related to enrollment of patients in the Company’s clinical trials, risks related to the Company’s dependence on the efforts of and funding by Pfizer Inc and Astellas Pharma Inc. for the development of dimebon and MDV3100, respectively, including the risk that Pfizer could elect to unilaterally terminate the dimebon collaboration agreement with the Company at its election at any time, risks related to manufacturing of the Company’s product candidates, including the Company’s dependence on Pfizer for the manufacture of all clinical requirements of dimebon, and risks related to the adequacy of the Company’s financial resources as well as unanticipated expenditures or liabilities. The Company’s Annual Report on Form 10-K, filed with the SEC on March 15, 2010, contains under the heading, “Risk Factors,” a more comprehensive description of these and other risks to which the Company is subject. In addition, the Company’s workforce reduction costs may be greater than anticipated, and the workforce reduction and any future workforce and/or expense reductions may have an adverse impact on the Company’s research, development and clinical activities. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: March 29, 2010	By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial Officer